Exhibit (10) (a)


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 033-35445 of Allstate Life of New York Variable Annuity Account II of Allstate Life Insurance Company of New York on Form N-4 of our report dated February 19, 1999 relating to the financial statements and the related financial statement schedule of Allstate Life Insurance Company of New York, and our report dated March 18, 1999 relating to the financial statements of Allstate Life of New York Variable Annuity Account II contained in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Allstate Life of New York Variable Annuity Account II of Allstate Life Insurance Company of New York), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Chicago Illinois
April 26, 1999